UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Avolon Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

The Oval, Building 1 Shelbourne Road Ballsbridge, Dublin 4 Ireland	Dublin 4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.001 per share(1)	New York Stock Exchange

(1)	Par value does not reflect the subdivision of common shares into a lesser par value that will occur following the effectiveness of the Registration Statement. The amount of such subdivision will be based on the initial public offering price of such shares as described in the Registrant’s prospectus, which constitutes part of the Registrant’s Registration Statement on Form F-1 (File No. 333-196620).

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196620

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-196620), originally filed with the Securities and Exchange Commission on June 9, 2014, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 3, 2014

Avolon Holdings Limited

By:	/s/ Ed Riley
Name:	Ed Riley
Title:	General Counsel and Company Secretary